SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 3, 2008

The Stephan Co.
(Exact name of registrant as specified in its charter)

Florida (State of Incorporation)	1-4436 (Commission File Number)	59-0676812 (IRS Employer Identification No.)

1850 West McNab Road, Fort Lauderdale, Florida 33309
(Address of principal executive offices, including zip code)

(954) 971-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Acquisition of the Outstanding Common Stock of Bowman Beauty and Barber Supply, Inc., a privately held company

On July 3, 2008, The Stephan Co. signed an agreement to purchase all of the outstanding common stock of Bowman Beauty and Barber Supply, Inc. (“Bowman”), located in Wilmington, NC. Closing is scheduled to take place before July 31, 2008. Bowman is a barber and beauty products distributor that markets throughout the United States primarily through catalog mailings and internet advertising. Unaudited net sales in 2007 for Bowman were approximately $3.0 million. It is not anticipated that the acquisition will have a material effect on earnings per share.

ITEM 7.01. Regulation FD Disclosure.

On July 7, 2008, the Company issued a press release announcing this transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

99.1    The Stephan Co. Press Release dated July 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STEPHAN CO.

By: /s/ ROBERT C. SPINDLER
Robert C. Spindler
Vice President and CFO

Dated: July 10, 2008